Exhibit 99.1

Sixteen:Nine podcast: CRI’s Rick Mills On Managing Through A Retail Lockdown. May 6, 7:00am ET.

Rick, thanks for joining me. How are things with you guys and your company?

Rick: Dave, thanks. Glad to join you. Well, I will tell you right now, it’s very, very challenging in the marketplace as a signage provider.

Why?

Rick: You know, a lot of the market segments are just simply shut down. (Yeah)

And, you know, retail is trying to figure out how they reopen and re engage with the world. We’ve been on calls with a number of our retail clients, and they’re trying to determine exactly what protocol, when they open and how they reopen. We’re grateful to be part of those conversations. We have a segment in movie theaters, so we do the screens at a number of movie theaters.

And that’s through Allure, right? Through the acquisition of Allure?

Rick: Yeah, that is correct, through the Allure acquisition. I don’t know what the number is, but we have 18 or 19 of the top 50 movie chains as customers. And of course, they’re closed.

They’re not doing anything now.

Rick: Yeah, just starting to reopen. One of the movie chains has already filed bankruptcy. So, scary times for that industry.

And AMC said, I think, if I’m remembering, they said, “Yeah, you guys can open theaters but we’re not doing it yet.”

Rick: Yeah, that could be. I think Georgia allowed movie theaters to open starting a week ago on Friday and I think Tennessee is allowing them to open this week. But you know, I think we’re going to see a lot of talk. You know, today is the last day of April, and we’re going to see a lot of talk as we enter May as companies trying to reopen. Hopefully our business will go back to some semblance of the new normal.

Yeah, I wanted to talk about that. Because you guys focus pretty heavily at CRI on retail and retail experience. Between you and Beth Warren and the other folks who you work with, what do you see as the new normal and does anybody even know?

Rick: Great question. The new normal is: people aren’t sure. Number one. Number two, they do not want any… At this time, touch is taboo. “Don’t talk to me about touch.”

And so those are really kind of the two things that we start to see coming out of it. But we also see, I guess you would call it Corporate Communications, is probably going to get a significant boost because companies have to communicate, communicate, communicate. Number one, you have to communicate about what you’re doing around your environment to make number one, your employees feel safe again, in coming in with coworkers, right? And then also, how do you make the customer feel comfortable coming in? Because the customer has no idea what protocol you’ve put in place as a retailer. And the best way to do that we believe is communicate through signage: your safe place practices, what you’ve done around your employee group, so that a consumer would feel good or feel comfortable coming into your location.

I think my understanding of retail in general is, there’s a hell of a lot of churn in staffing at pretty much any type of retail. And if you have any sense at all that your employer isn’t taking sanitization and everything else seriously right now, for 8-10-12 bucks an hour, whatever it is that you get paid, you’re probably going to decide, you know what, this isn’t safe. It’s only a 12 bucks an hour job. I’m out of here. So, it’s even harder to hang on to good people.

Rick: That is absolutely correct. And so that we believe signage will be a critical part of that communication protocol. To make their employees feel safe, they’re valued and they’re part of the solution.

How does that manifest itself? Because you’re obviously not necessarily doing that out on the sales floor, at the cash counter or anything else is this sort of thing happening in the break rooms and in the warehouse, and things like that?

Rick: Well, I think it happens in a number of places and a number of ways I should say, Dave. So you know, talk about a product that we introduced, right, which is the thermal mirror product. And the concept behind that product is: today, we know the number one indicator of COVID or some type of flu is temperature, so maybe start by taking the temperature of all your employees in the back room. Imagine you have a sign in your retail establishment and it’s got a picture of the six or eight sales associates walking around on the floor today, and you had the picture saying every one of them passed a temperature check. Does that help build consumer confidence? We think it’s the little things like that, and it’s going to be multiple things. There is not one issue putting signage up by itself is not going to solve the problem. You mentioned earlier, a cleaning sterilization program. Yep, there needs to be that in place. There needs to be a communication of all these activities that you’re doing to the customer. So they understand you’re doing a multitude of things. And then the third thing is communicate clearly how you are keeping your staff in a temperature checked environment so that I’m not walking in to expose myself to the coronavirus

The thermal mirror product that you guys came out with like a couple of days ago. What was the thinking behind that? Was this an explicit ask that you were starting to get from some of your retail clients? Or was it more of a case of looking at the landscape and realizing this is going to be an ask so let’s get ahead of this?

Rick: You know, we have a partner InReality. Ron Levac in Atlanta, he’s the CEO. And so, we’ve been partnering with them, with their analytics cloud. And it just became, out of a series of conversations. And they have an office in Hong Kong, where they were already using similar devices. And we said, how do we take this piece of hardware and how do we connect that to the cloud? And how do we gather data and provide analytics and meaningful information to customers?

Out of those conversations is how we ultimately created the solution, so combination of Inreality’s data cloud, proven analytics engine with Creative Realities and, you know, our proven capability to reach tens of thousands of companies. Our scale, all across America, as you know, we do many hundreds of implementations every month in many locations across America. So it’s really a combination coming together, a culmination of all of that, that helped us come out with this solution.

Can you describe what’s involved there? I don’t imagine anybody or everybody listening is going to quite understand it, but it’s, it’s a display with a camera and it’s reading. It’s pointed out at a face that’s approaching the screen and using some sort of scanning technology to hopefully accurately read the temperature of the person who’s in front of it, right?

Rick: It does actually; think of it as two technologies that are both by themselves standalone proven and tested, but it’s the first time that they have come together in one form factor. So ultimately, the device consists of an Android-based tablet, if you will. And that Android-based tablet has facial recognition, but they’re typically called stereo cameras, very similar to what’s in your iPhone or your mobile phone for facial recognition, right?

Is it recognition or a pattern detection?

Rick: It’s recognition. And then on top of the camera, on top of the device, and again, it’s all in one form factor. So it’s manufactured together. It’s not stitched, if you will, it’s one manufactured product. But the camera on top is a thermal imaging camera. And so thermal imaging cameras, our particular device that happens to come out of Canada, is the OEM manufacturer of the camera. Been doing it for many years. And, you know, they became “a hot topic” back in 2000 to 2003 when the original SARS pandemic floated around the world. And so, there are detection devices like that use that technology in Airports and other places today, and they’re $20,000-50,000, right? But, we’ve brought this product together, and we’ve introduced it at $2,499. So, it’s a much different price point.

$24 and 99¢? Wow. (Laughter)

Rick: Gotta move the decimal a little bit more, but it’s $2,499 for the device. And we’ve packaged it with our partner, Samsung. So the first device that we deliver to a retailer does include a Samsung display. Because we don’t think, taking temperature (and we’ve talked to a number of customers) taking temperatures by itself doesn’t wholly address the problem. You need to take the temperature and you need to communicate. So those two things together and once they buy the package for the lobby of the building, then they can buy individual thermal mirrors to put around the other doors, that type of thing.

Now why do you need facial recognition? Is that because this is primarily for staff and for building tenants?

Rick: It’s a combination of how the customer wants to use it. We’ve talked to some QSR type restaurant chains who all want the idea that they’re going to use facial recognition for their employees. 10-12-15 people work in that shift. And then they want to communicate to the folks who are coming in, “everybody in here has passed the temperature check”, so we communicate that. I have others who are looking into it. I was just on the phone earlier today with a major food group that has many, many, many cafeterias and they do want to use it. They want to use it to take the temperature of the customer as they enter. But then, then you gotta think through a lot of secondary protocols. For example, an employee fails, but then comes and says, “you know what, I’ve got to work today”, and they come on in. How do you handle that? What’s your secondary screening approach for that employee? Or imagine you’re a customer, you come up to the door of a QSR restaurant and scanned, and your temperature is 102. What does the restaurant tell you, that you can’t come in? So, you have to think through a lot of these protocols as we reopen America.

Yeah, you’re describing these things and I’m thinking of lawyers who are rubbing their hands with glee.

Rick: Yeah, there’s no question there will be some issues. But you know, like in Georgia, which I think reopened last Friday–it’s mandatory.

Because people need their tattoos and bowling. (Yeah) It’s almost surreal.

Rick: Yeah, and if we look at, you know, 90 days ago, if you told your employee base, I’m going to roll out a temperature taking program. Number one, it was illegal. Number two, you would have had a privacy policy nightmare on your hand with your employees. Today, in just a short term of 90 days, people are anxious to queue up to get the temperature taken. So, how the world has changed in such a brief period of time.

Yeah, and particularly North American, and I guess Europe to some degree. I mean, I travel a lot. And I’ve been to Asia numerous times and down to South Africa. And you go into the airports in Hong Kong and Taipei and Beijing and so on, there have long been temperature sensors there and there’s even sensors like that in passport control in Johannesburg. But, you know, I’ve never seen anything like that in the United States or Canada, but if it’s not already in place, because nobody’s flying right now, but you know it’s coming. So, it’s going to be second nature for at least for a while.

Rick: You know, I think even longer than a while. Just as 9/11 changed travel forever, I believe this has changed the way a lot of folks will do business. I really do believe that.

Are retailers freaked out?

Rick: Oh, well, you know, I think like any group, when you have something like this, you’re going to have a series of the haves and the have-nots, you know, your luxury brands that have and folks that have rock-solid balance sheets that can weather a long, cold winter, so to speak, or not. They’re more focused on, okay, how do we reopen and get back to some semblance of cash registers raining? Then there are a lot of marginal retailers that simply will not make the cut. You know, they’re still hanging on today. Because they think that, boy, by the end of June, this is going to be back to business as usual. I gotta tell you, I think around the world we see, it will eventually come back and the revenue will eventually come. But I think it’s several years.

Right. When I go to trade shows and when I have conversations or go to conferences and listen to people, for the last three, four years, it’s all been about retail experience and what can you do to create a very special, personalized, sumptuous experience that makes you want to come back to this place and I’m thinking now when I go to the grocery store, or to a place that would seem weird to anybody else called Canadian Tire (it’s kind of like an auto parts store but also half Walmart) and it’s just as hard to describe. But you know, there’s duct tape on the floor, there’s arrows, there’s things walled off, you can’t go certain directions. Everything about retail experience has changed and the idea that you’re going to walk into this place and just kind of feel special and looking around going, wow, that doesn’t seem like a big deal anymore.

Rick: Yeah, I’ve got to tell you with, you know, the whole concept of social distancing to and limiting the number of occupants is going to fundamentally change the way retail certainly transpires for the next year or two.

I was talking to the folks from Invidis, a German consultancy and they said, they’ve seen a huge uptick in interest and orders on these digital sandwich boards, A-frames, they call them over there. They’re basically screens on easels outside of a store that act as shopper traffic lights with sensors. “We have enough people in the store, stop!” “You can’t come in, one person’s left so one person can go in”, that sort of thing. Are you hearing that over here? Do you see that coming here?

Rick: Yes, we do. Yeah, we’ve looked at occupancy sensors. It’s a real challenge, how to actually automate that, but there is some select technology, BlueFox.io, for example, that will capture the number of devices, but not people. And then there’s others that have footfall counters that capture people and so how do you mirror those two together to maybe automate that? We don’t know. But we do see that type of the easel type, battery-operated screen concept. We think there will see a significant uptick over the next six months in that product.

In terms of experience itself, is the conversation different now in terms of how they term “experience” or define “experience”? “They” being retailers.

Rick: Yeah, it’s shifted, as they have the concept of reopening to how do I communicate that I’m running a safe place? And that’s the number one topic right now, how do I communicate, “safe place”?

Yeah, and from the numbers I’ve seen out of China, retail is coming back, but it’s still at like 50-60%, maybe 70% of what it was pre COVID-19. So, it’s going to be a long haul before you see the kind of numbers that you used to have, if you ever see them.

Rick: Yeah. Number one, the question is, will you ever see them? But number two, I don’t think anybody would disagree with you that it’s going to be a long haul to get back there.

Going forward with retail and other kinds of public spaces that, you know, attract a lot of people. Does the kit of parts look different, apart from what we were talking about with thermal sensors, and you know, gateway access controls that sort of thing? Are there other aspects that become more important and ones that become less important? Like, I’m thinking of big signature LED walls that, you know, let’s spend $600,000 and put in this big ass LED display. And maybe now they’re thinking, okay, we need a bunch of screens that just say, “Hey, we just sanitize the sales, or the merchandising floor 15 minutes ago.”

Rick: Really great question. Great observation. I will tell you, I think, in areas like that, the unknowns outweigh the knowns, and we’re all learning that together. So, ask me that question in three or four months, probably have a much better handle on it. But right now, everybody’s trying to figure that out.

Are there technologies, apart from what you’ve already adopted with the thermal mirror that you guys are looking at, and that you think has a role in this? In, kind of, calming the shopper and making the experience, you know, one that people want to have.

Rick: Not specifically, I wouldn’t say that. We’re not so much looking for new technologies, per se right now, we are focused on growing our business and adding acquisitions, because it’s an acquihire, if you will, that will affect acquiring customers through the acquisition methodology. So, we’re more focused on that than, “new technologies” in what we might deploy.

I was talking to Chris Regal, three-four weeks ago, from Stratacache. And we were talking about the state of some of the software companies out there and whether this had all led to some distress and a need to look at an exit strategy. And he said, absolutely, and it started even before the pandemic really became, for lack of a better description, a thing. Back in January, he was starting to hear from companies who were looking to get out. Are you sensing that too? And as somebody who’s got a listed company and has access to capital and so on, what are you looking for?

Rick: Well, first, I would clearly agree with Chris. I think our space has, you know, Vista Equity, one of the big equity partners that has come into the space, so several other equity partners, I’ve looked at. I’ve been in conversations with 10-15 different companies. As a matter of fact, I was in the midst of negotiating a term sheet with one and it was well down their process.

Who? (Laughter)

Rick: Yeah, I wish I could discuss that. But I can’t.

Oh, come on. I won’t tell anyone. I’m not recording this! (Laughter)

Rick: So, I think everything just kind of went on hold. And because everybody’s trying to figure out what level of business do I now have? And can I hang on to get to the other side, right? And I would tell you that I think there is going to be some significant disruption in those smaller businesses, particularly those that had four or five or six million (in revenue) and suddenly lost 30-40% of their recurring revenue, because their customers are closed. I think those kinds of businesses will finally go, you know what, my valuation is really not three times my revenue or the crazy numbers that people think and there will be some reasonable revenue valuation multiples, and I suspect there will be some transactions done in this year.

Late summer, early fall, we expect the hemorrhaging to really hamper these companies.

And the attraction of some companies would be the whale clients that they have probably more so than the IP that they have?

Rick: Very much so. Last thing we need is another CMS.

Yeah, I mean, I think everybody who’s been around this industry for a long time at some kind of senior level has looked at the marketplace and said, there’s got to be a reckoning at some point. And you would have thought it would have happened years ago, and I suppose this sort of kind of happened. But I really do think this is the thing when businesses just flat shut down and SaaS companies, all of a sudden, don’t have subscription payments coming in, you know, what do they do?

Rick: That’s right. You know, and one of the unique things that has always fascinated me about this industry is with all the CMS companies and integrators like us, that are very, very focused. You know, we’re 100% focused on digital signage, and we own two CMSs, right? Excuse me, we own three. And we’ve shut down two, thank goodness, and continue to consolidate. But what really fascinates me is everybody is convinced that what they do is very unique and they are the only ones to do it that away. The reality of it is 85% of what we all do is the same thing. 85% of the functionality in the CMS is basically all the same. And so, when you strip that away, our goal is to acquire these companies, pick up the customer base, and the employee base, and the 15% of what they did uniquely, and not and leave the 85% behind.

Yeah, I’m doing some work with a private equity company right now that has a term sheet in front of a company and they were asking me about, you know, what the challenges are and I said, the biggest challenge for you and for anybody else in this space is to differentiate yourself. Because you all sound exactly the same. You’re all easy to use, you’re all affordable. They’re all you know, friendly, blah, blah, blah, blah, cloud-based and you know, what, if everybody’s saying the same thing, then you’re not going to stand out. You’re not going to make it.

Rick: Yeah, that is critical. We think we’ve achieved something that very few other companies have achieved. There’s certainly some out there, Chris Regal and his company’s certainly one of them. We achieved some sense of scale. You know, our revenue was $32 million last year, we grew the business about 40%. We were certainly expecting to grow significantly organically this year. We’ll see. It will certainly be a challenging growth year. But we’ll fill that hopefully with a couple of tuck-in acquisitions and continue to move forward.

How do you guys define yourself now? You know, everybody has their elevator pitch and they’ve got their shiny words that they use, but I think of you guys as a solutions provider, you know, quasi-integrator, but really, a solutions provider that’s functioning from the front-end as a consultant, all the way through execution and not necessarily selling a highly specific set of pots and pans. Is that fair?

Rick: Yeah, that’s a fair statement. Although I will tell you that we provide it at scale. You know, and that’s something that a lot of the guys really at the end of the day fall down on. And that’s where we execute well, at scale. We are not the best provider for Jimmy Jo’s Fish Shop that has four locations. We would probably do disservice to that establishment. It’s the enterprise customers. And, you know, we see customers today looking at digital signage, I call it Digital Signage 2.0, right? And I may have heard it from you, right?

No, not me!

Rick: As customers look at going to Digital Signage 2.0, remember, 5-6-8 years ago, it used to be kind of cool to have a little signage, but it wasn’t a key driver. Today, everybody recognizes it’s a key driver. It’s a must have. So, as I go Digital Signage 2.0, what things am I going to change about the way I did it in the past? And more importantly, who is my partner that is going to manage my 2000 locations all across the country? You know, you’ve got 1,000 locations. Each one, I’m used to having one or two screens. Now they’re going to have five or six or eight, as the messaging increases in those places.

And do you think that’s the reality, that even though a lot of these potential customers or existing customers are going to be budget constrained for the next, let’s say 12 to 18 months because this, as you just said, is a must have that they’ll find the money for this?

Rick: I think we’ll continue to see prices come down and adoption pick up. I think you’ll see the signage industry is uniquely positioned to manage 3D Hologram technology when it becomes prevalent at retail, stuff like that.

Why 3D Hologram?

Rick: I think folks are going to try it. They’re trying to figure out how they can reduce their costs. And that, at the end of the day, means payroll. So how can I promote my product? How can I really get it? How can I attract the shopper? Today’s staff was some people, in the future, it’ll be a 3D hologram type of technology.

Oh really, you think that like the guy - I’m trying to remember the name of the company, I did a podcast with him not that long ago out in LA where it looks like somebody right there. It’s not these stupid spinning blades or anything else. It looks like a person. It feels very much like yours, you know, it’s life size and the guy is talking here. That’s what you mean?

Rick: Yeah, that’s what I mean. Yeah.

Okay. Interesting.

Rick: And we think we’re a natural distribution channel for that type of technology, because it all has to be controlled, it all has to be managed. So, signage folks are the people that have all those mechanisms in place. We don’t see that role in the way of the POS guys. We see that role in the way of the signage guys.

Yeah, for sure. If people want to know more about Creative Realities, where do they find you?

Rick: Very simple. Our web address is very unique. It’s three letters, it’s www.cri.com, and that’s the best place to start. And that’s certainly got a lot of information about the new thermal mirror program. And it’s got all the contact information for the company, Dave.

And if I’m a CMS software company, who’s kind of looking at the balance sheet and realizing, okay, I need to have a conversation, they can find you via LinkedIn or elsewhere?

Rick: Oh, absolutely, yeah, sure. And I think my email address is on our web page. So I’m very, very, very publicly exposed, love for them to reach out. And let’s have a conversation about the right way to what the future looks like and how we can be accommodating partners.

All right, great conversation. Stay healthy.

Rick: Yeah, same to you, Dave.

All right. Take care.